As filed with the Securities and Exchange Commission on March 15, 2010

Registration No. 333-______
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

Sonic Solutions
(Exact Name of Registrant as Specified in Its Charter)

California	93-0925818
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

7250 Redwood Blvd., Suite 300, Novato, California 94945
(415) 893-8000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David C. Habiger
President and Chief Executive Officer
Sonic Solutions
7250 Redwood Blvd., Suite 300
Novato, California 94945
(415) 893-8000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

James R. Tanenbaum, Esq.
Nilene R. Evans, Esq.
Morrison & Foerster LLP
1290 Avenue of the Americas
New York, New York  10104
(212) 468-8000

Approximate date of commencement of proposed sale to the public:   From time to time after the effective date of this registration statement .

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common stock, no par value (2)
Preferred stock, no par value (2)
Warrants (2)
Units
TOTAL	(3)		$150,000,000(3)	$10,695.00

(1)
The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Subject to the limitation in Note 3, the proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the issuance or sale of the securities registered thereunder. Securities registered for sale by the Registrant hereunder may be sold separately, together or as units with other securities registered hereunder.

(2)
Pursuant to Rule 416 under the Securities Act, an indeterminate number of additional securities are registered hereunder that may be issued to prevent dilution in connection with a stock split, stock dividend, recapitalization, or similar event or adjustment.  In addition, pursuant to Rule 457(i) under the Securities Act, an indeterminate number of shares of common stock and preferred stock are registered hereunder that may be issued upon conversion or exchange of any convertible preferred stock and such indeterminate number of shares of common stock or preferred stock that may be issued upon exercise of any warrants.

(3)	In no event will the aggregate initial offering price of all securities issued from time to time by the Registrant pursuant to this registration statement exceed $150,000,000.

Pursuant to Rule 429 under the Securities Act, the prospectus contained in this registration statement also relates to registration statement 333 – 161815.

2

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion, Dated March 15, 2010

Sonic Solutions

$166,535,000

Common Stock, Preferred Stock and Warrants

We may from time to time offer, in one or more series, individually or in units, the following:

•	our common stock;

•	our preferred stock in one or more series; and

•	warrants to purchase our common stock or preferred stock.

We may also offer common stock upon conversion of preferred stock or common stock or preferred stock upon the exercise of warrants. The aggregate initial public offering price of the securities that we may offer through this prospectus will be up to $166,535,000.

We will provide the specific terms of the securities offered by us in supplements to this prospectus, which we will deliver together with the prospectus at the time of sale.  We may also authorize one or more free writing prospectuses to be provided in connection with an offering of securities through this prospectus.

We may offer and sell these securities through one or more underwriters, agents or dealers, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis.  For additional information on the methods of sale, you should refer to “Plan of Distribution” in this prospectus.  If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of those agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in the applicable prospectus supplement.  The price to the public of those securities and the net proceeds that we expect to receive from the sale will also be set forth in the applicable prospectus supplement.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.  The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus.  Please read this prospectus, the applicable supplement and any related free writing prospectus, as well as any documents incorporated by reference in this prospectus or any prospectus supplement, carefully before you invest in any of our securities.

Our common stock is quoted on the Nasdaq Global Select Market, under the symbol “SNIC.”  On March 12, 2010, the last quoted sale price of our common stock was $10.57 per share.  The applicable prospectus supplement will contain information, where applicable, as to any listing on the Nasdaq Global Select Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under the caption “Risk Factors” on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated _____, 2010

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
THE COMPANY	2
RISK FACTORS	3
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	3
USE OF PROCEEDS	4
FINANCIAL RATIOS	4
DILUTION	4
SECURITIES WE MAY OFFER	5
DESCRIPTION OF CAPITAL STOCK	6
DESCRIPTION OF WARRANTS	9
DESCRIPTION OF UNITS	10
LEGAL OWNERSHIP OF SECURITIES	12
PLAN OF DISTRIBUTION	15
LEGAL MATTERS	16
EXPERTS	16
WHERE YOU CAN FIND MORE INFORMATION	17
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	17

No dealer, salesperson or other person has been authorized to give any information or to make any representations in connection with the offer made by this prospectus or any prospectus supplement or any free writing prospectus other than those contained in, or incorporated by reference in, this prospectus or any prospectus supplement or related free writing prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by us or any agent, underwriter or dealer.  This prospectus, any prospectus supplement or any free writing prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction.  The delivery of this prospectus, any prospectus supplement or any free writing prospectus or any sale of a security at any time does not imply that the information contained herein or therein is correct as of any time subsequent to their respective dates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.  Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $166,535,000.

This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about all of the terms of that offering.  We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering.  The applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) may also add, update or change information contained in this prospectus or in the documents that we have incorporated by reference.  You should read this prospectus and the applicable prospectus supplement and any related free writing prospectus together with additional information from the sources described in “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.  You should not assume that the information in this prospectus, the prospectus supplements, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

You should rely only on the information provided or incorporated by reference in this prospectus, any free writing prospectus and any prospectus supplement, if applicable.  We have not authorized anyone to provide you with different information.

References to “we,” “us” or “our” refer to Sonic Solutions and its direct or indirect owned subsidiaries, unless the context otherwise requires.  The term “you” refers to a prospective investor.  References to “FY” or “fiscal year” refer to our fiscal year ending on March 31 of the designated year.  For example, “FY 2009” and “fiscal year 2009” each refer to the fiscal year ended March 31, 2009.  Other references to “years” mean calendar years.  This prospectus and the documents that we have incorporated by reference in this prospectus include references to certain of our trademarks and registered trademarks.  Products or service names of other companies mentioned in this prospectus or the documents that we have incorporated by reference may be trademarks or registered trademarks of their respective owners.

THE COMPANY

Sonic Solutions is a leading developer of products and services that enable the creation, management, and enjoyment of digital media content across a wide variety of technology platforms. Our products and services are used to accomplish a wide variety of tasks, including creating and distributing digital audio and video content in a variety of formats; renting, purchasing and viewing Hollywood movies and other premium content; producing digital media photo and video shows for sharing online and via television, personal computers (“PCs”) and consumer electronics (“CE”) devices; recording and playback of digital content on DVD, Blu-ray Disc (“BD”), other storage media and portable devices; managing digital media on PCs and CE devices; and backing up and preserving digital information, both to local storage devices and on the Internet.

Our products and services offer innovative technologies to consumers, original equipment manufacturers (“OEMs”), enterprises, high-end professional DVD authoring experts and developers. We distribute our products and services through retailers and distributors, PC and CE OEMs, Internet websites including www.roxio.com, www.cinemanow.com and other channels. We also license core technology and intellectual property to other software companies and technology manufacturers for integration into their own products and services. Sonic software is intended for use with Microsoft Windows and Apple Mac operating systems, as well as some Linux environments and proprietary platforms.

We were incorporated in California in March 1986. Our principal executive offices are located at 7250 Redwood Blvd., Suite 300, Novato, California 94945, and our telephone number is (415) 893-8000.  Our corporate website address is www.sonic.com.  We do not incorporate the information on, or accessible through, our websites into this prospectus, and you should not consider any information on, or that can be accessed through, our websites as part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk.  You should carefully consider the specific risks set forth in “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus and under the captions “Risk Factors” in any of our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2009 and our Form 10-Q for the quarter ended December 31, 2009, before making an investment decision.  For additional information, please see the sources described in “Where You Can Find More Information.”

These risks are not the only risks we face.  Additional risks not presently known to us, or that we currently view as immaterial, may also impair our business.  If any of the risks described in our SEC filings or any prospectus supplement or any additional risks actually occur, our business, financial condition, results of operations and cash flows could be materially and adversely affected. In that case, the trading price of securities being offered by this prospectus and the applicable prospectus supplement could decline and you might lose all or part of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to in this prospectus as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the Exchange Act.  In some cases, these statements can be identified by the use of words such as “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “target,” “will,” “would” and similar expressions. You are cautioned not to place undue reliance on these forward-looking statements.  Forward-looking statements that we make in this prospectus and in the documents incorporated by reference in the prospectus include, but are not limited to, statements regarding:

•	the market for our products;

•	macroeconomic conditions;

•	consumer and business spending;

•	estimates regarding our capital requirements, and anticipated timing of the need for additional funds;

•	our competitive position;

•	continued popularity of the DVD format;

•	growing popularity of the BD format;

•	the market for digital distribution of premium content;

•	the impact of restructuring plans;

•	our liquidity and capital needs;

•	our gross margins;

•	our operating expenses;

•	our significant customers, major distributors and key suppliers;

•	our content licensing;

•	the impact of our pricing strategies;

•	our acquisitions and integration of related assets, business, personnel and systems;

•	our international operations;

•	litigation or patent prosecution; intellectual property claims; and

•	changes in effective tax rates.

Although these forward-looking statements reflect the good faith judgment of management based on currently available information, they involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.  These risks, uncertainties and other factors may include, but are not limited to the matters described in the section “Risk Factors” above.

Although forward-looking statements help provide additional information about us, investors should keep in mind that forward-looking statements are only predictions, at a point in time, and are inherently less reliable than historical information.  The risk factors identified above and others not yet known may cause our actual results to differ materially from any forward-looking statement.  You are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or the date of the relevant document incorporated by reference into this prospectus.  We assume no obligation to update any forward-looking statement in order to reflect any event or circumstance that may arise after the date of this prospectus, or the date of the applicable document, other than as may be required by applicable law or regulation.  You are urged to carefully review and consider the various disclosures that we make in our reports filed with the SEC, and that are incorporated by reference into this prospectus, which advise interested parties of the risks and other factors that may affect our business, financial condition, results of operation and cash flows.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in the applicable prospectus supplement or any related free writing prospectus, we currently expect to use the net proceeds of a sale of securities by us for one or more of the following purposes:

•	funding our research and development activities,

•	acquiring or investing in businesses, products, services or technologies;

•	expanding manufacturing and customer service for existing products and services,

•	continuing development of additional products and services, and

•	other working capital and general corporate purposes.

We use a portion of the net proceeds to acquire or invest in businesses, products, services and technologies that are complementary to our own although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus.  Pending these uses, we expect to invest the net proceed in short-term, investment-grade securities.

FINANCIAL RATIOS

If we offer preferred stock, we will set forth in the applicable prospectus supplement our historical ratio of combined fixed charges and preference dividends for the required periods.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in the net tangible book value per share attributable to the cash payments made by investors in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by the investors.

SECURITIES WE MAY OFFER

Types of Securities

The aggregate initial offering price of all securities sold under this prospectus will not exceed $166,535,000. The securities we may offer from time to time by this prospectus are:

•	common stock;

•	preferred stock, which we may issue in one or more series; and

•	warrants entitling the holders to purchase common stock or preferred stock.

We will describe in a prospectus supplement that we will deliver with this prospectus, the terms of particular securities that we may offer in the future.  In each prospectus supplement we will include, if relevant and material, the following information:

•	type and amount of securities that we propose to sell;

•	initial public offering price of the securities;

•	rates and times of payment of dividends or other payments, if any;

•	redemption, conversion, exercise, exchange, settlement or sinking fund terms, if any;

•	ranking;

•	voting or other rights, if any;

•
conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

•	names of the underwriters, agents or dealers, if any, through or to which we will sell the securities;

•	compensation, if any, of those underwriters, agents or dealers;

•	details regarding over-allotment options, if any;

•	net proceeds to us;

•	information about any securities exchange or automated quotation system on which the securities will be listed or traded;

•	material United States federal income tax considerations applicable to the securities;

•	any material risk factors associated with the securities; and

•	any other material information about the offer and sale of the securities.

In addition, the applicable prospectus supplement and any related free writing prospectus may add, update or change the information contained in this prospectus or in the documents we have incorporated by reference.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

We are a California corporation.  The rights of our shareholders are governed by the California Corporations Code, our restated articles of incorporation and our amended and restated bylaws.  The following summary of the material terms, rights and preferences of our capital stock is not complete and is qualified entirely by reference to our restated articles of incorporation, amended and restated bylaws and the California Corporations Code.  You should read our restated articles of incorporation, which we may refer to as our charter, and our amended and restated bylaws, for more complete information before you purchase any of our securities.  You should read these documents, copies of which are available from us upon request at the address set forth under the caption “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in order to more fully understand the terms of these securities.

Common Stock

General.  Our charter provides that we may issue up to 100,000,000 shares of common stock, no par value.  As of December 31 2009, 30,496,146 shares of common stock were issued and outstanding.  Our common stock trades on the Nasdaq Global Select Market, under the symbol “SNIC.”

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights.  Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.  Holders of common stock are entitled to receive proportionately any dividends as may be declared by our Board of Directors out of legally available funds, subject to any preferential dividend rights of outstanding preferred stock.

In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.  Holders of common stock have no preemptive, subscription, redemption or conversion rights.  Our outstanding shares of common stock are validly issued, fully paid and nonassessable.  The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Dividend Policy.  We have never declared or paid any cash dividends on our capital stock.  We currently intend to retain any future earnings to finance the growth and development of our business and therefore do not anticipate paying any cash dividends in the foreseeable future.  Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will depend upon our financial condition, operating results, capital requirements, covenants in our debt instruments (if any), and such other factors as our Board of Directors deems relevant.

Transfer Agent and Registrar.  The transfer agent and registrar of our common stock is Mellon Investor Services LLC.  Its address is P.O. Box 3315, South Hackensack, New Jersey 07606 or 480 Washington Boulevard, Jersey City, New Jersey 07310-1990, and its telephone number is (800) 522-6645.

Preferred Stock

Under the terms of our restated articles of incorporation, our Board of Directors is authorized to issue up to 10,000,000 shares of preferred stock in one or more series without shareholder approval. Our Board of Directors has the discretion to determine the designations, rights, preferences, privileges, qualifications and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges, liquidation preferences and sinking fund terms, of each series of preferred stock, any or all of which may be greater than the rights of the common stock.  To date, our Board of Directors has not designated any shares of the preferred stock.

The issuance of preferred stock could adversely affect the voting power, conversion or other rights of holders of common stock and reduce the likelihood that common shareholders will receive dividend payments and payments upon liquidation.  The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock.  As of December 31, 2009, there were no shares of preferred stock outstanding and we have no present plans to issue any shares of preferred stock.

Terms.  You should refer to the prospectus supplement relating to the offering of any series of preferred stock for specific terms of the shares, including the following terms:

•	title and stated or liquidation value;

•	number of shares offered and initial offering price;

•	voting right and other protective provisions;

•	any dividend rate(s), payment period(s) and/or payment date(s) or method(s) of calculation of any of those terms that apply to those shares;

•	date from which dividends will accumulate, if applicable;

•	terms and amount of a sinking fund, if any, for purchase or redemption;

•	redemption rights, including conditions and the redemption price(s), if applicable;

•	listing on any securities exchange;

•
terms and conditions, upon which shares will be convertible into common stock or any other securities, including the conversion price, rate or other manner of calculation, conversion period and anti-dilution provisions, if applicable;

•
terms and conditions upon which shares will be exchangeable into any securities, including the exchange price, rate or other manner of calculation, exchange period and any anti-dilution provisions, if applicable;

•	the relative ranking and preference as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs, including liquidation preference amount;

•
any limitation on issuance of any series of preferred stock ranking senior to or on a parity with that series of preferred stock as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•	any other specific terms, preferences, rights, privileges, limitations or restrictions; and

•	a discussion of applicable material U.S. federal income tax consequences.

Our Board of Directors will fix the rights, preferences, privileges, qualifications and restrictions of any series of preferred stock we issue under this prospectus and applicable prospectus supplement in the certificate of designation relating to that series.  We will file the certificate of designation as an exhibit to the registration statement that includes this prospectus, or as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus.  The description of preferred stock in any prospectus supplement will not necessarily describe all of the terms of the preferred stock in detail.  You should read the applicable certificate of designation for a complete description of all of the terms.

Ranking.  Unless we provide otherwise in a prospectus supplement, the preferred stock offered through that supplement will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

•	senior to all classes or series of our common stock, and to all other equity securities ranking junior to the offered shares of preferred stock;

•	on a parity with all of our equity securities ranking on a parity with the offered shares of preferred stock; and

•	junior to all of our equity securities ranking senior to the offered shares of preferred stock.

The term "equity securities" does not include convertible debt securities.

Dividends.  Subject to any preferential rights of any outstanding stock or series of stock, our preferred shareholders are entitled to receive dividends, when and as authorized by our Board of Directors, out of legally available funds, as specified in the applicable prospectus supplement.

Redemption.  If we provide for a redemption right in a prospectus supplement, the preferred stock offered through that supplement will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in that prospectus supplement.

Liquidation Preference.  In the event of our voluntary or involuntary dissolution, liquidation, or winding up, the holders of any series of our preferred stock will be entitled to receive, after distributions to holders of any series or class of our capital stock ranking senior, an amount equal to the stated or liquidation value of the shares of the series plus, if applicable, an amount equal to accrued and unpaid dividends.  If the assets and funds to be distributed among the holders of our preferred stock will be insufficient to permit full payment to the holders, then the holders of our preferred stock will share ratably in any distribution of our assets in proportion to the amounts that they otherwise would receive on their shares of our preferred stock if the shares were paid in full.

Conversion Rights.  The terms and conditions, if any, upon which any series of preferred stock is convertible into common stock or other securities will be set forth in the prospectus supplement relating to the offering of those shares of preferred stock.  These terms typically will include number of shares of common stock or other securities into which the preferred stock is convertible; conversion price (or manner of calculation); conversion period; provisions as to whether conversion will be at the option of the holders of the preferred stock or at our option; events, if any, requiring an adjustment of the conversion price; and provisions affecting conversion in the event of the redemption of that series of preferred stock.

Voting Rights.  Unless otherwise indicated in the applicable prospectus supplement, holders of our preferred stock will not have any voting rights, except as may be required by applicable law.

Transfer Agent and Registrar.  We will identify the transfer agent and registrar for any series of preferred stock offered by this prospectus in a prospectus supplement.

Stock Options and Restricted Stock Units

As of December 31, 2009, there were 8,453,596 shares of common stock reserved for issuance under our equity compensation plans.  Of this number, 5,695,143 shares were reserved for issuance upon exercise of outstanding options that were previously granted under our stock option plans and 2,758,453 were reserved for issuance upon exercise of options that may be granted in the future under our stock option plans. In addition, as of December 31, 2009, 169,702 restricted stock units were outstanding, of which 151,758 were vested and expected to vest.

Outstanding Warrants

On October 29, 2009, we issued a warrant to purchase 668,711 shares of our common stock to a third party in connection with our entry into a strategic relationship agreement. Under the terms of the warrant, which vests over a two year period, the holder is entitled to purchase shares of our common stock at $4.98 per share (the closing price of our common stock on the date of the warrant issuance).

Anti-Takeover Provisions

Provisions of the California Corporations Code and our restated articles of incorporation and amended and restated bylaws may delay, defer or prevent a change of control of our company.

California Corporations Code

Under the California Corporations Code, most business combinations, including mergers, consolidations and sales of substantially all of the assets of a corporation, must be approved by the vote of the holders of at least a majority of the outstanding shares of common stock and any other affected class of stock of a California corporation.  The articles or bylaws of a California corporation may, but are not required to, set a higher standard for approval of such transactions.  Our restated articles of incorporation and amended and restated bylaws follow the statutory rule, requiring majority approval of a business combination.  The California Corporations Code also provides certain restrictions on business combinations involving interested parties.

Articles of Incorporation and Bylaws

Our Board of Directors is currently authorized to issue up to 10,000,000 shares of preferred stock and to determine the price, rights, preferences and privileges and restrictions, including voting rights of those shares without any further vote or action by our shareholders.  The rights of the holders of common stock will be subject to, and may be harmed by, the rights of the holders of any shares of preferred stock that may be issued in the future.  The issuance of preferred stock may delay, defer or prevent a change in control.  The terms of the preferred stock that might be issued could potentially make more difficult or expensive our consummation of any merger, reorganization, sale of substantially all of our assets, liquidation or other extraordinary corporate transaction.  In addition, the issuance of preferred stock could have a dilutive effect on our shareholders.

Further, our shareholders must give written notice delivered to us no less than 120 days before the one-year anniversary of the date our proxy statement was released to shareholders in connection with the previous year’s annual meeting to nominate a candidate for director or present a proposal to our shareholders at a meeting.  These notice requirements could inhibit a takeover by delaying shareholder action.

The above provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board and in the policies formulated by it and to discourage certain types of transactions that may involve an actual or threatened change in control of our company.  The above provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights.  However, these provisions could have the effect of discouraging others from making tender offers of our shares and also may have the effect of preventing changes in our company or management.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock and/or preferred stock in one or more series. If we offer warrants, we will describe the terms in a prospectus supplement (and any free writing prospectus).  Warrants may be offered independently, together with other securities offered by any prospectus supplement, or through a dividend or other distribution to shareholders and may be attached to or separate from other securities.  Warrants may be issued under a written warrant agreement to be entered into between us and the holder or beneficial owner, or under a written warrant agreement with a warrant agent specified in a prospectus supplement.  A warrant agent would act solely as our agent in connection with the warrants of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those warrants.

The following are some of the terms relating to a series of warrants that could be described in a prospectus supplement:

•	title of the warrants;

•	aggregate number of warrants;

•	price or prices at which the warrants will be issued;

•	designation, number and terms of the securities that may be purchased on exercise of the warrants;

•	date, if any, on and after which the warrants and the securities offered with the warrants, if any, will be separately transferable;

•	purchase price for each security purchasable on exercise of the warrants;

•	dates on which the right to purchase certain securities upon exercise of the warrants will begin and end;

•	minimum or maximum number of securities that may be purchased at any one time upon exercise of the warrants;

•	anti-dilution provisions or other adjustments to the exercise price of the warrants;

•	terms of any right that we may have to redeem the warrants;

•	effect of any merger, consolidation, sale or other transfer of our business on the warrants and the applicable warrant agreement;

•	name and address of the warrant agent, if any;

•	information with respect to book-entry procedures;

•	a discussion of material U.S. federal income tax considerations; and

•	other material terms, including terms relating to transferability, exchange, exercise or amendments of the warrants.

Warrants for the purchase of common stock or preferred stock will be in registered form only.  Until any warrants to purchase common stock or preferred stock are exercised, holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or to exercise any voting rights, except as set forth in the applicable prospectus supplement or free writing prospectus.

Unless otherwise provided in the applicable prospectus supplement, the warrants and the warrant agreements will be governed by the laws of the State of New York.  We will evidence each series of warrants by warrant certificates that we will issue.  We will file as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus the forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered.  The description of warrants in any prospectus supplement will not necessarily describe all of the terms of the warrants in detail.  You should read the applicable warrant agreements and warrant certificates for a complete description of all of the terms.

DESCRIPTION OF UNITS

We may issue units, in one or more series, consisting of common stock, preferred stock and/or warrants for the purchase of common stock and/or preferred stock in any combination.  If we offer units, we will describe the terms in a prospectus supplement (and any free writing prospectus).  Units may be issued under a written unit agreement to be entered into between us and the holder or beneficial owner, or we could issue units under a written unit agreement with a unit agent specified in a prospectus supplement.  A unit agent would act solely as our agent in connection with the units of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The following are some of the unit terms that could be described in a prospectus supplement:

•	title of the units;

•	aggregate number of units;

•	price or prices at which the units will be issued;

•	designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	effect of any merger, consolidation, sale or other transfer of our business on the units and the applicable unit agreement;

•	name and address of the unit agent;

•	information with respect to book-entry procedures;

•	a discussion of material U.S. federal income tax considerations; and

•	other material terms, including terms relating to transferability, exchange, exercise or amendments of the units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock or warrant included in each unit, respectively.

Unless otherwise provided in the applicable prospectus supplement, the unit agreements will be governed by the laws of the State of New York.  The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.  We will file as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus the forms of the unit agreements containing the terms of the units being offered.  The description of units in any prospectus supplement will not necessarily describe all of the terms of the units in detail.  You should read the applicable unit agreements for a complete description of all of the terms.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities.  We describe global securities in greater detail below.  We refer to those persons who have securities registered in their own names on the books that we or any applicable depositary or warrant agent maintain for this purpose as the “holders” of those securities.  These persons are the legal holders of the securities.  We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities.  As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement.  This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system.  These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security.  Securities issued in global form will be registered in the name of the depositary or its participants.  Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary.  The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners.  The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly.  Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant.  As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form.  In these cases, investors may choose to hold their securities in their own names or in “street name.”  Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them.  These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so.  Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any third parties employed by us, run only to the legal holders of the securities.  We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means.  This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so.  Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes.  In such an event, we would seek approval only from the legal holders, and not the direct holders, of the securities.  Whether and how the holders contact the indirect holders is up to the legal holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are global securities, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary.  Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select.  The financial institution that we select for this purpose is called the depositary.  Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all global securities issued under this prospectus.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise.  We describe those situations below under “Special Situations When a Global Security Will Be Terminated.”  As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security.  Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does.  Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated.  If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers.  We do not recognize an indirect holder as a legal holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as a global security, an investor should be aware of the following:

•
an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•
an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•
an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

•
we and any third parties employed by us have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any third parties employed by us supervise the depositary in any way;

•
the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•
financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor.  We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests.  After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor.  Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any third party employed by us that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement.  When a global security terminates, the depositary, and not we or any third parties employed by us, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods.  We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more investors.

We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

•	the name or names of the underwriters or placement agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed to be paid to dealers; and

•	any securities exchange or market on which the securities may be listed or quoted.

Any initial public offering price and any discounts or concessions allowed or reallowed to be paid to dealers may be changed from time to time.

Unless stated otherwise in the applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions set forth in the applicable underwriting agreement, and generally the underwriters will be obligated to purchase all of the securities if they purchase any of the securities.  If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above.  The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. If a dealer is used in a sale, we may sell the securities to the dealer as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We or our agents may solicit offers to purchase securities from time to time.  Unless stated otherwise in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

In connection with the sale of securities, underwriters or agents may receive compensation (in the form of fees, discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.  Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.  We will identify any such underwriter or agent, and we will describe any compensation paid to them, in the related prospectus supplement.

Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters, dealers or agents may make with respect to these liabilities.

If stated in the applicable prospectus supplement, we may authorize underwriters, dealers or agents to solicit offers by certain investors to purchase securities from us at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future.  These contracts will be subject only to those conditions set forth in the applicable prospectus supplement and the applicable prospectus supplement will set forth the commission payable for solicitation of these contracts.

The securities we may offer, other than common stock, will be new issues of securities with no established trading market.  No assurance can be given as to the liquidity of the trading market for any of our securities.  Any underwriter may make a market in these securities.  However, no underwriter will be obligated to do so, and any underwriter may discontinue any market making at any time, without prior notice.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.  Over-allotment involves sales in excess of the offering size, which create a short position.  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price.  Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions.  Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions.  Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on The Nasdaq Stock Market, Inc. may engage in passive market making transactions in our common stock, preferred stock and warrants, as applicable, on The Nasdaq Stock Market, Inc. in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities.  Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers.  In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.  Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Certain legal matters in connection with any offering of securities made by this prospectus will be passed upon for us by Morrison & Foerster LLP, New York, New York.

EXPERTS

The consolidated financial statements and schedule of Sonic Solutions as of March 31, 2009 and 2008, and for each of the three years in the period ended March 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2009, incorporated by reference in this prospectus have been so incorporated in reliance upon the reports of BDO Seidman, LLP, an independent registered public accounting firm, incorporated herein by reference,  given upon the authority of said firm as experts in accounting and auditing.

We have engaged Armanino McKenna LLP, independent registered public accounting firm, as the auditors of our consolidated financial statements for the fiscal year ending March 31, 2010.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC.

Our SEC filings, including the registration statement and exhibits, are available to the public at the SEC's website at http://www.sec.gov.  You may also read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at (800) SEC-0330 for information on the operating rules and procedures for the public reference room.

This prospectus does not contain all of the information included in the registration statement.  We have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC.  For further information, we refer you to the registration statement, including its exhibits and schedules, which may be found at the SEC’s website at http://www.sec.gov.  Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete.  Please refer to the actual exhibit for a more complete description of the matters involved.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" the information we file with the SEC, which means we can disclose important information to you by referring you to those documents.  The information we incorporate by reference is an important part of this prospectus, and certain information that we will later file with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of the initial registration statement and prior to the effectiveness of this registration statement, and any filings made after the date of this prospectus until we sell all of the securities under this prospectus, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.”  The following documents filed with the SEC (other than Current Reports furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K) are incorporated by reference in this prospectus:

•	our Annual Report on Form 10−K for the year ended March 31, 2009, filed on June 1, 2009, as amended by our Annual Report on Form 10-K/A, filed on February 5, 2010;

•	our Current Reports on Form 8-K filed on June 4, 2009, August 6, 2009, September 30, 2009 November 3, 2009, November 5, 2009, December 17, 2009 and February 4, 2010;

•
our Quarterly Reports on Form 10-Q for the quarterly periods ended (i) June 30, 2009, filed on August 5, 2009, (ii) September 30, 2009, filed on November 6, 2009, and (iii) December 31, 2009, filed on February 5, 2010

•	our Proxy Statement for the 2009 Annual Meeting of Shareholders, filed on October 1, 2009;

•	our Supplement to Proxy Statement for the 2009 Annual Meeting of Shareholders, which was filed on October 7, 2009; and

•	the description of our common stock included in our Form 8-A, filed on January 10, 1994, including any amendments or reports filed for the purpose of updating the description.

Copies of these filings are available at no cost on our website, www.sonic.com.  In addition, you may request a copy of these filings and any amendments thereto at no cost, by writing or telephoning us.  Those copies will not include exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents or unless you specifically request them.  You may also request copies of any exhibits to the registration statement.  Please direct your request to:

Wil Lindgren
SEC Reporting Manager
Sonic Solutions
7250 Redwood Blvd., Suite300, Novato, California 94945
(415) 893-8000

You should rely only on the information in our prospectus, any applicable prospectus supplement, any related free writing prospectus and the documents that are incorporated by reference.  We have not authorized anyone else to provide you with different information.  We are not offering these securities in any state where the offer is prohibited by law.  You should not assume that the information in this prospectus, any applicable prospectus supplement, any related free writing prospectus or any incorporated document is accurate as of any date other than the date of the document.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred, or expected to be incurred, by the Registrant in connection with the registration and issuance of the securities being registered hereunder.  As indicated below, all amounts shown are estimates except for the SEC registration fee.

SEC Registration Fee	$10,695
Printing Expenses*	$5,000
Accounting Fees and Expenses*	$20,000
Legal Fees and Expenses *	$75,000
Transfer Agent Fees and Expenses*	$15,000
Miscellaneous*	$4,305
Total*	$130,000

*	Estimate

Item 15.  Indemnification of Directors and Officers.

Section 317 of the California Corporations Code permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

Article III of our Restated Articles of Incorporation provides for the indemnification of officers, directors and third parties acting on behalf of our company to the fullest extent permissible under California law.

Section 29 of our Amended and Restated Bylaws provides for the indemnification of directors and officers in excess of that which is expressly permitted by Section 317 of the California Corporations Code.  We shall indemnify our directors and officers against all expenses, judgments, fines, settlements and other amounts actually and reasonably incurred by them in connection with any proceeding by reason of the fact that such person is or was a director or officer, or is or was serving as a director, officer, trustee, employee or agent of another corporation at our request.  To the fullest extent permissible under California law, expenses incurred by a director or officer seeking indemnification in defending any proceeding shall be advanced by us as such expenses are incurred upon receipt by us of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that the director or officer is not entitled to be indemnified by us for those expenses.

We have entered into indemnification agreements with certain of our directors and executive officers that provide that we will indemnify our directors and executive officers to the maximum extent permitted under California law.

We also have obtained a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

The underwriting agreement that we might enter into (Exhibit 1.1) will provide for indemnification by any underwriters of us, our directors, our officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act.

Item 16.    Exhibits.

Number	Description
1.1	Form of Underwriting Agreement for Equity Securities; incorporated by reference to Exhibit 1.1 to the registrant’s registration statement on Form S-3 (File No. 333-161815)

1.2	Form of Equity Distribution Agreement; incorporated by reference to Exhibit 1.2 to the registrant’s registration statement on Form S-3 (File No. 333-161815)

4.3*	Form of Certificate of Designation for preferred stock (together with form of certificate for preferred stock)

4.4	Form of Warrant to Purchase Common Stock; incorporated by reference to Exhibit 1.4.4 to the registrant’s registration statement on Form S-3 (File No. 333-161815)

5.1	Opinion of Morrison & Foerster LLP as to the validity of the securities registered hereunder.

12.1*	Statement Re Computation of Ratios

23.1	Consent of BDO Seidman, LLP, independent auditors

23.2	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereto)

*	To be filed by amendment or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

Item 17.  Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the Registrant is subject to Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)
If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.   Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(B) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(C) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(D) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the respective Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(1)
That, for the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)2 of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novato, State of California, on March 15, 2010.

SONIC SOLUTIONS

By:	/s/ David C. Habiger
David C. Habiger President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Paul F. Norris
Paul F. Norris Executive Vice President, Chief Financial Officer and General Counsel (Principal Financial/Accounting Officer)

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David C. Habiger and Paul F. Norris, and each or any one of them, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to sign any and all additional registration statements relating to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date or dates indicated.

SIGNATURE	TITLE	DATE

/s/ David C. Habiger	President and Chief Executive Officer	March 15, 2010
David C. Habiger	(Principal Executive Officer)

/s/ Paul F. Norris	Executive Vice President, Chief Financial Officer and	March 15, 2010
Paul F. Norris	General Counsel (Principal Financial/Accounting Officer)

/s/ Robert J. Doris
Robert J. Doris	Director	March 15, 2010

/s/ Robert M. Greber
Robert M. Greber	Director	March 15, 2010

/s/ Peter J. Marguglio
Peter J. Marguglio	Director	March 15, 2010

/s/ R. Warren Langley
R. Warren Langley	Director	March 15, 2010

/s/ Mary C. Sauer
Mary C. Sauer	Director and Secretary	March 15, 2010

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